Exhibit 99.2

SELECTED COMBINING CONDENSED CONSOLIDATED PRO FORMA FINANCIAL DATA

The following unaudited pro forma condensed consolidated financial statements of Franklin Street Properties Corp. (“FSP Corp.” or the “Registrant”) gives effect to the acquisition of a property (“Westchase”) on November 1, 2012 for approximately $154.8 million by FSP Westchase LLC (the “Westchase Purchaser”), a wholly-owned subsidiary of FSP Corp.

The unaudited pro forma condensed consolidated financial statements are based upon the historical consolidated financial statements of FSP Corp. included in our Annual Report on Form 10-K for the year ended December 31, 2011, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, and the financial statements of Westchase for the period January 1, 2012 through September 30, 2012 and for the year ended December 31, 2011. The financial statements of Westchase have been prepared pursuant to the requirements of Rule 3-14 of Regulation S-X of the Securities and Exchange Commission. The pro forma consolidated balance sheets have been presented as if the acquisition occurred as of September 30, 2012. The pro forma condensed consolidated statements of income for the nine months ended September 30, 2012 and for the year ended December 31, 2011 are presented as if the acquisition was completed on January 1, 2011.

Certain balances in the Westchase financial statements have been reclassified to conform to FSP Corp.’s presentation.

The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the actual results of operations of Westchase for the periods indicated, nor do they purport to represent the results of operations of the entities for any future period. We expect to fund this acquisition initially with our revolving credit facility and may use other long term capital options determined based upon market conditions in the future. These unaudited pro forma financial statements are provided for informational purposes only and upon completion of the planned long term financing of this acquisition our financial position and results of operations may be significantly different than what is presented in these unaudited pro forma financial statements.

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Franklin Street Properties Corp.

Unaudited Combining Condensed Consolidated Pro Forma Balance Sheets

September 30, 2012

(dollars in thousands, except per share amounts)

	Historical	Pro Forma
	FSP Corp. (a)	Adjustments (b)	Pro Forma

Assets:
Real estate assets, net	$1,015,984	$130,000	$1,145,984
Acquired real estate leases, net	92,717	24,947	117,664
Investment in non-consolidated REITs	85,927	-	85,927
Assets held for sale	685	-	685
Cash and cash equivalents	23,962	-	23,962
Restricted cash	546	-	546
Tenant rents receivable, net	1,182	-	1,182
Straight line rents receivable, net	34,190	-	34,190
Prepaid expenses	2,336	-	2,336
Related party mortgage loan receivables	108,236		108,236
Other assets	7,939	-	7,939
Office computers & furniture, net	528	-	528
Deferred leasing commissions, net	21,702	-	21,702

Total assets	$1,395,934	$154,947	$1,550,881

Liabilities and stockholders' equity:
Liabilities:
Bank note payable	$82,000	$152,782	$234,782
Term loan payable	400,000	-	400,000
Accounts payable and accrued expenses	26,462	-	26,462
Accrued compensation	2,194	-	2,194
Tenant security deposits	2,281	299	2,580
Other liabilities: derivative liability	1,671	-	1,671
Acquired unfavorable real estate leases, net	6,730	2,022	8,752
Total liabilities	521,338	155,103	676,441

Stockholders' Equity:
Preferred stock	-	-	-
Common stock	8	-	8
Additional paid in capital	1,042,876	-	1,042,876
Accumulated other comprehensive loss	(1,671)	-	(1,671)
Accumulated distributions in excess of
accumulated earnings	(166,617)	(156)	(166,773)
Total stockholders' equity	874,596	(156)	874,440

Total liabilities and stockholders' equity	$1,395,934	$154,947	$1,550,881

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Franklin Street Properties Corp.

Unaudited Combining Condensed Consolidated Pro Forma Statements of Income

For the Nine Months Ended

September 30, 2012

(dollars in thousands, except per share amounts)

		Westchase
	Historical	Acquisition
	FSP Corp.	(c)	Pro Forma
Revenue:
Rental income	$110,124	$12,463	$122,587
Related party revenue:
Management fees and interest on loans	9,146	-	9,146
Other	112	-	112
Total revenue	119,382	12,463	131,845

Expenses:
Rental operating expenses	26,940	3,320	30,260
Real estate taxes and insurance	16,952	2,104	19,056
Depreciation and amortization	39,647	6,381	46,028
Selling, general and administrative	7,454	-	7,454
Interest	11,901	1,931	13,832
Total expenses	102,894	13,736	116,630

Income (loss) before interest income, equity in earnings
in non-consolidated REITs and taxes	16,488	(1,273)	15,215
Interest Income	17	-	17
Equity in income of non-consolidated REITs	1,061	-	1,061
Taxes on income (a)	236	83	319
Income (loss) from continuing operations	17,330	(1,356)	15,974

Weighted average shares outstanding,
basic and diluted	82,937		82,937

Income per share attributable to:
Continuing operations, basic and diluted	$0.21		$0.19

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Franklin Street Properties Corp.

Unaudited Pro Forma Condensed Consolidated Statements of Income

For the Year Ended

December 31, 2011

(dollars in thousands, except per share amounts)

		Westchase
	Historical	Acquisition
	FSP Corp.	(d)	Pro Forma
Revenue:
Rental income	$135,391	$15,827	$151,218
Related party revenue:
Management fees and interest on loans	4,046	-	4,046
Other	49	-	49
Total revenue	139,486	15,827	155,313
Expenses:
Rental operating expenses	36,685	4,444	41,129
Real estate taxes and insurance	20,433	2,402	22,835
Depreciation and amortization	48,249	8,508	56,757
Selling, general and administrative	6,913	156	7,069
Interest	12,666	2,573	15,239
Total expenses	124,946	18,083	143,029

Income (loss) before interest income, equity in earnings
in non-consolidated REITs and taxes	14,540	(2,256)	12,284
Interest Income	22	-	22
Equity in income of non-consolidated REITs	3,685	-	3,685
Taxes on income (a)	267	104	371
Income (loss) from continuing operations	17,980	(2,360)	15,620

Weighted average shares outstanding,
basic and diluted	81,857		81,857

Income per share attributable to:
Continuing operations	$0.22		$0.19

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FRANKLIN STREET PROPERTIES CORP.

NOTES TO UNAUDITED COMBINING CONDENSED CONSOLIDATED

PRO FORMA FINANCIAL STATEMENTS

(dollars in thousands, except per share amounts)

BASIS OF PRESENTATION

The following unaudited combining condensed consolidated pro forma financial statement presentation has been prepared based upon certain pro forma adjustments to the historical consolidated financial statements of FSP Corp. The pro forma balance sheets are presented as if the acquisition occurred as of September 30, 2012. The pro forma statements of income are presented as if the acquisition occurred as of the beginning of the periods presented.

The acquisition of Westchase has been treated as a business combination. The Westchase purchase price has been allocated to the assets acquired and liabilities assumed based upon estimates of their fair values as of the effective date of the acquisition as determined in accordance with generally accepted accounting principles in the United States (or “GAAP”).

PRO FORMA ADJUSTMENTS

Certain assumptions regarding the operations of FSP Corp. have been made in connection with the preparation of the combining condensed consolidated financial pro forma information. These assumptions are as follows:

(a)	FSP Corp. elected to be, and is qualified as, a real estate investment trust for federal income tax purposes. FSP Corp. has met the various required tests; therefore, no provision for federal or state income taxes has been reflected on real estate operations except for a margin tax related to real estate operations in Texas.

FSP Corp. has subsidiaries which are not in the business of real estate operations. Those subsidiaries are taxable as real estate investment trust subsidiaries, or TRS, and are subject to income taxes at statutory tax rates. The taxes on income shown in the pro forma condensed consolidated statements of income are the taxes on the income of the TRS. There are no material items that would cause a deferred tax asset or a deferred tax liability.
(b)	Represents the effect of the acquisition of Westchase on November 1, 2012. We financed this acquisition with borrowings under our $500,000 unsecured revolving credit facility. The purchase price of this property was $154,750 before purchase credits of $1,825 and excluding $156 of estimated acquisition related costs. We allocated $130,000 of the purchase price to real estate properties, $24,947 to acquired real estate leases and $2,022 to acquired unfavorable real estate leases. The values assigned to the assets acquired are estimated and the final allocation may differ.

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FRANKLIN STREET PROPERTIES CORP.

NOTES TO UNAUDITED COMBINING CONDENSED CONSOLIDATED

PRO FORMA FINANCIAL STATEMENTS

(dollars in thousands, except per share amounts)

(c)	The following table presents the operations of Westchase for the period January 1, 2012 through September 30, 2012.
		Adjustments
	Westchase	resulting from	Pro Forma
	Historical	Acquisition	Adjustment

Revenue:
Rental (1)	$12,310	$153	$12,463
Total revenue	12,310	153	12,463

Expenses:
Rental operating expenses	3,320	—	3,320
Real estate taxes and insurance	2,104	—	2,104
Selling, general and administrative (2)	—	—	—
Depreciation and amortization (3)	—	6,381	6,381
Interest (4)	—	1,931	1,931
Total expenses	5,424	8,312	13,736

Income (loss) before taxes	6,886	(8,159)	(1,273)
Taxes on income (5)	—	83	83
Income (loss) from continuing operations	$6,886	$(8,242)	$(1,356)

1)	The pro forma rental adjustment includes amounts related to the amortization of approximately $785 of acquired above market leases with a weighted average term of approximately 38 months and approximately $2,022 of acquired below market leases with a weighted average term of approximately 54 months, which are being amortized over the remaining non-cancelable terms in accordance with GAAP.
2)	Acquisition costs described in Pro Forma Adjustment (b) above are treated as if occurred prior to January 1, 2012.
3)	The pro forma adjustment relates to depreciation of approximately $121,509 of acquired building and improvements using a straight-line method over an estimated life of 39 years. In addition, the adjustment includes amortization of the value of approximately $24,162 of acquired in place leases (exclusive of the value of above and/or below market leases), which are being amortized over the remaining non-cancelable weighted average term of approximately 54 months in accordance with GAAP.
4)	The pro forma adjustment relates to the effect on interest expense related to the approximately $152,782 of the acquisition funded with borrowing under our revolving credit facility at our then current incremental borrowing rate of 1.66% per annum.
5)	The pro forma adjustment relates to the effect on income taxes of a margin tax related to real estate operations in Texas at a rate of approximately 0.7% of taxable revenues.
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FRANKLIN STREET PROPERTIES CORP.

NOTES TO UNAUDITED COMBINING CONDENSED CONSOLIDATED

PRO FORMA FINANCIAL STATEMENTS

(dollars in thousands, except per share amounts)

(d)	The following table presents the operations of Westchase for the year ended December 31, 2011.
		Adjustments
	Westchase	resulting from	Pro Forma
	Historical	Acquisition	Adjustment

Revenue:
Rental (1)	$15,623	$204	$15,827
Total revenue	15,623	204	15,827

Expenses:
Rental operating expenses	4,444	—	4,444
Real estate taxes and insurance	2,402	—	2,402
Selling, general and administrative (2)	—	156	156
Depreciation and amortization (3)	—	8,508	8,508
Interest (4)	—	2,573	2,573
Total expenses	6,846	11,237	18,083

Income (loss) before taxes	8,777	(11,033)	(2,256)
Taxes on income (5)	—	104	104
Income (loss) from continuing operations	$8,777	$(11,137)	$(2,360)

1)	The pro forma rental adjustment includes amounts related to the amortization of approximately $785 of acquired above market leases with a weighted average term of approximately 38 months and approximately $2,022 of acquired below market leases with a weighted average term of approximately 54 months, which are being amortized over the remaining non-cancelable terms in accordance with GAAP.
2)	The pro forma adjustment for acquisition costs described in Pro Forma Adjustment (b) above are treated as if occurred on January 1, 2011.
3)	The pro forma adjustment relates to depreciation of approximately $121,509 of acquired building and improvements using a straight-line method over an estimated life of 39 years. In addition, the adjustment includes amortization of the value of approximately $24,162 of acquired in place leases (exclusive of the value of above and/or below market leases), which are being amortized over the remaining non-cancelable weighted average term of approximately 54 months in accordance with GAAP.
4)	The pro forma adjustment relates to the effect on interest expense related to the approximately $152,782 of the acquisition funded with borrowing under our revolving credit facility at our then current incremental borrowing rate of 1.66% per annum.

5)	The pro forma adjustment relates to the effect on income taxes of a margin tax related to real estate operations in Texas at a rate of approximately 0.7% of taxable revenues.

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